UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2011

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	77-0148231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A updates information provided on a Form 8-K filed on May 16, 2011, relating to disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the Cadence Design Systems, Inc. (the “Company”) Annual Meeting of Stockholders held on May 10, 2011 (the “Annual Meeting”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported, at the Annual Meeting, in a non-binding advisory vote of the Company’s stockholders, the majority of the votes were voted in favor of an annual advisory vote of the Company’s stockholders on the frequency of the non-binding stockholders vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement. In light of and consistent with the voting results, the Company will hold future non-binding advisory votes on executive compensation on an annual basis, until such time as the Board of Directors of the Company determines that a different frequency for such non-binding advisory votes is in the best interests of the stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2011

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ James J. Cowie
James J. Cowie
Sr. Vice President, General Counsel and Secretary

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